As filed with the Securities and Exchange Commission on July 26, 2004

Registration Statement No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

DANAHER CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	59-1995548
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2099 Pennsylvania Avenue, N.W., 12th Floor

Washington, D.C.  20006-1813

(202) 828-0850

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

DANAHER CORPORATION & SUBSIDIARIES RETIREMENT AND SAVINGS PLAN;

DANAHER CORPORATION & SUBSIDIARIES SAVINGS PLAN

(Full Title of the Plan)

Patrick W. Allender
Executive Vice President, Chief Financial Officer and Secretary

2099 Pennsylvania Avenue, N.W., 12th Floor

Washington, D.C.  20006-1813

(202) 828-0850

(Name, address, including zip code, and telephone number, including area code, of agent for service of process)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee

Common Stock, $.01 par value	5,000,000 shares	(1)(2)	$49.46	(3)	$247,300,000	(3)	$31,332.91
Interest in the Danaher Corporation & Subsidiaries Retirement and Savings Plan		(4)		(5)		(5)		(5)
Interest in the Danaher Corporation & Subsidiaries Savings Plan		(4)		(5)		(5)		(5)

(1)   The number of shares being registered represent the number of shares that may be acquired by the Danaher Corporation & Subsidiaries Retirement & Savings Plan or the Danaher Corporation & Subsidiaries Savings Plan in connection with a participant’s election to invest a portion of his or her interest in such plan in a fund that invests in Danaher’s common stock.

(2)   Pursuant to Rule 416 under the Securities Act of 1933 (the “Securities Act”), this registration statement also covers an indeterminate number of shares as may be required to cover possible adjustments under the plan by reason of any stock dividend, stock split, share combination, exchange of shares, recapitalization, merger, consolidation, separation, reorganization, liquidation or the like, of or by the Registrant.

(3)   Calculated pursuant to Rule 457(c) and (h) based on the average of the high and low per share prices of the Common Stock on July 22, 2004, as reported on the New York Stock Exchange.

(4)   Pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate number of plan interests to be offered or sold pursuant to the Danaher Corporation & Subsidiaries Retirement and Savings Plan and the Danaher Corporation & Subsidiaries Savings Plan.

(5)   Pursuant to Rule 457(h)(2) under the Securities Act of 1933, as amended, no separate fee is required to register plan interests.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by Danaher Corporation (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) for the purpose of registering an additional 5,000,000 shares of the Registrant’s common stock, par value $.01 per share (such share amount and all other information herein having been adjusted for the two-for-one stock split effective May 20, 2004), for issuance pursuant to the Danaher Corporation & Subsidiaries Retirement and Savings Plan and the Danaher Corporation & Subsidiaries Savings Plan.  In accordance with General Instruction E to Form S-8, the contents of Registration Statement No. 333-107500, filed with Commission on July 31, 2003, are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.    EXHIBITS

Exhibit Number	Description
23.1	Consent of Ernst & Young LLP, independent registered public accounting firm
23.2	Notice Regarding Consent of Arthur Andersen LLP
24.1	Power of Attorney (included on signature page to this Registration Statement)

The Company previously received determination letters from the Internal Revenue Service that the Danaher Corporation & Subsidiaries Retirement & Savings Plan and the Danaher Corporation & Subsidiaries Savings Plan are each qualified plans under the Internal Revenue Code.  The Company hereby undertakes to submit any amendments to the Plans to the Internal Revenue Service (the “IRS”) in a timely manner, and will make all changes required by the IRS in order to maintain the tax qualifications of the Plans.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the District of Columbia, on July 26, 2004.

DANAHER CORPORATION

By:	/s/ Patrick W. Allender
Patrick W. Allender
Executive Vice President — Chief Financial
Officer and Secretary

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Daniel L. Comas and Robert S. Lutz, and each of them, with full power of substitution and resubstitution and each with full power to act without the other, his or her true and lawful attorney-in-fact and agent, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission or any state, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date: July 26, 2004	By:	/s/ H. Lawrence Culp, Jr.
H. Lawrence Culp, Jr.
Director, President and Chief
Executive Officer
(Principal Executive Officer)

Date: July 26, 2004	By:	/s/ Patrick W. Allender
Patrick W. Allender
Executive Vice President — Chief Financial
Officer and Secretary
(Principal Financial Officer)

Date: July 26, 2004	By:	/s/ Robert S. Lutz
Robert S. Lutz
Vice President and Chief Accounting
Officer
(Principal Accounting Officer)

Date: July 26, 2004	By:	/s/ Mortimer M. Caplin
Mortimer M. Caplin
Director

Date: July 26, 2004	By:	/s/ Donald J. Ehrlich
Donald J. Ehrlich
Director

Date: July 26, 2004	By:	/s/ Mitchell P. Rales
Mitchell P. Rales
Director and Chairman of the Executive
Committee

Date: July 26, 2004	By:	/s/ Steven M. Rales
Steven M. Rales
Director and Chairman of the Board

Date: July 26, 2004	By:	/s/ Walter G. Lohr, Jr.
Walter G. Lohr, Jr.
Director

Date:	By:
Alan G. Spoon
Director

Date: July 26, 2004	By:	/s/ A. Emmet Stephenson, Jr.
A. Emmet Stephenson, Jr.
Director

Date: July 26, 2004	By:	/s/ John T. Schwieters
John T. Schwieters
Director

PLAN SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Danaher Corporation & Subsidiaries Retirement & Savings Plan trustee or other person who administers the Plan have duly caused this registration statement to be signed on behalf of the Plan by the undersigned, thereunto duly authorized, in the District of Columbia, on July 26, 2004.

DANAHER CORPORATION & SUBSIDIARIES
RETIREMENT AND SAVINGS PLAN

By: DANAHER CORPORATION, Plan Sponsor

By:	/s/ Patrick W. Allender
Patrick W. Allender
Executive Vice President — Chief Financial
Officer and Secretary

Pursuant to the requirements of the Securities Act of 1933, the Danaher Corporation & Subsidiaries Savings Plan trustee or other person who administers the Plan have duly caused this registration statement to be signed on behalf of the Plan by the undersigned, thereunto duly authorized, in the District of Columbia, on July 26, 2004.

DANAHER CORPORATION & SUBSIDIARIES SAVINGS PLAN

By: DANAHER CORPORATION, Plan Sponsor

By:	/s/ Patrick W. Allender
Patrick W. Allender
Executive Vice President — Chief Financial
Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description
23.1	Consent of Ernst & Young LLP, independent registered public accounting firm
23.2	Notice Regarding Consent of Arthur Andersen LLP
24.1	Power of Attorney (included on signature page to this Registration Statement)